  EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporated by reference is this Registration Statement on Form S-3, of our report dated April 18, 2022 related to the financial statements of Sunnyside LLC dba Sundry (the “Company”) as of December 31, 2021, and for the year then ended, which report appears in the Form 8-K of Digital Brands Group Inc. dated August 2, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Newport Beach, California

August 2, 2022